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                                                                   EXHIBIT 10.15

                                April 9, 1999

Mr. Nick Matzorkis
800-U.S. Search, Inc.
9107 Wilshire Blvd. Suite 700
Beverly Hills, CA 90210



     Re: Regarding Content Provider Agreement between 800-U.S. Search, Inc. ("Search") and InfoSpace.com, Inc. ("InfoSpace"), dated August 24, 1998 (the "Agreement").

Dear Nick:

     The purpose of this letter is to set forth the parties' agreement regarding the amendments of certain portions of the Agreement and the parties agreement concerning payments of sums due. Any defined term used in this letter and not defined herein will have the meaning set forth in the Agreement.

A. Effective as of March 1, 1999, the following Sections of the Agreement shall be amended as follows:

     1.   Section 2.1.1 shall be replaced with the following:

                 "INFOSPACE will fully integrate SEARCH Content into the INFOSPACE Site in such a manner that the SEARCH service will be built in to the INFOSPACE Site and offered as a co-branded service. There will be a mutually agreed upon heading built into the INFOSPACE Site homepage and mutually agreed upon subheadings listed underneath."

     2.   Section 2.1.6 and 2.1.7 shall be replaced with the following:

                 "2.1.6   INFOSPACE will provide a button sponsorship to
          SEARCH within whitepages located with in the INFOSPACE Site and on selected pages throughout the INFOSPACE Network ("WHITEPAGE BUTTONS"). INFOSPACE will guarantee that the WHITEPAGE BUTTONS will receive a minimum of [*] impressions per month anywhere within the INFOSPACE Network.

                 "2.1.7   INFOSPACE will provide a button sponsorship to
          SEARCH on non-whitepage pages located with in the INFOSPACE Site and on selected pages throughout the INFOSPACE Network ("STANDARD BUTTONS"). INFOSPACE will guarantee that the STANDARD BUTTONS will receive a minimum of [*] impressions per month anywhere within the INFOSPACE Network.

     3. Effective March 1, 1999, Search will be obligated to pay a [*] of [*] for services rendered under the Agreement for the remaining term of the Agreement.



[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     4.   Search will [*].

     5. The provisions outlined in the above paragraphs will be effective March 1, 1999, and will remain in effect for the remainder of the Term unless and until the parties may otherwise agree in writing.

     Except to the extent modified by this letter amendment, the Agreement shall remain in full force and effect.

B.   In Addition, Search and InfoSpace agree to the following terms:

          Search shall pay full, on or before the due dates, the invoices as set forth in the Attachment A. (Attachment A reflects amounts invoiced under this Agreement through February 28, 1999). Search further agrees to pay all future invoices in accordance with the due dates stated on those invoices.

          InfoSpace shall use best efforts to deliver the text links and advertising banner impression traffic in accordance with the unamended original Agreement for the period March 1 to April 15, 1999.

     Please sign and date this letter where indicated below and fax it back to me for signature today.

Accepted and Agreed to:

800 U.S. Search, Inc.

By: /s/ C. Nicholas Keating, Jr.
   _____________________________
Printed:________________________
Its:____________________________
Date:___________________________


InfoSpace.com, Inc.

/s/ Bernee D.L. Strom
________________________________
By: Bernee D.L. Strom
Its:President & CEO
Date:__________________




[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.